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                                                                    EXHIBIT 4.13


                      REGISTRATION RIGHTS AGREEMENT


                 REGISTRATION RIGHTS AGREEMENT dated as of June 10, 1996 made and entered into by and among the TRUSTEES OF GENERAL ELECTRIC PENSION TRUST, a New York common law trust ("GEPT"), the persons listed on Schedule 1 hereto (collectively, the "Stockholders") and IXC COMMUNICATIONS, INC. a Delaware corporation (the "Company")

                 WHEREAS, the Company proposes to conduct an initial public offering of shares of its common stock, par value $0.01 per share (the "Common Stock");

                 WHEREAS, GEPT and the other Stockholders are holders of shares of Common Stock;

                 WHEREAS, GEPT has agreed to acquire additional shares of Common Stock simultaneously with the Company's public offering; and

                 WHEREAS, the Company has agreed to grant registration rights on the terms set forth below with respect to the shares of Common Stock held by the Stockholders;

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Registration Rights Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1.       Certain Terms.   The following terms (whether or not
underscored) when used in this Registration Rights Agreement shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

                 "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

                 "Exchange Act" means the Securities Exchange Act of 1934 (and any successor law), and the rules and regulations thereunder, all as amended from time to time.

                 "Participating Stockholder" means a Stockholder conducting or participating in an offering pursuant to Paragraph 2 or Paragraph 3 hereof.





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                 "Registrable Stock" means the shares of Common Stock held by the Stockholders on the date hereof and, in the case of GEPT, the shares of Common Stock to be acquired by GEPT simultaneously with the Company's public offering.

                 "Person" means any natural person, corporation, limited or general partnership, firm, limited liability company, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                 "Securities Act" means the Securities Act of 1933 (and any successor law), and the rules and regulations thereunder, all as amended from time to time.

                 "Underwriter" means a securities dealer who purchases any Common Stock as a principal in connection with a distribution of Common Stock and not as part of such dealer's market making activities.

                 2.  Demand Registration.

                 (a) Request for Registration. Promptly upon the written request by GEPT made at any time prior to March 1, 2000 (the "Registration Period") and, in any event, not later than 60 days after any such request, the Company shall file a registration statement under the Securities Act and any applicable state securities laws covering the shares of Common Stock that GEPT desires to register, and the Company shall use its best efforts to cause the related registration statement to become effective as soon as reasonably practicable after such filing (but not prior to March 1, 1997 or prior to 180 days since the effectiveness of the Company's last registration statement demanded by GEPT hereunder) and to remain in effect until the earlier of (i) one hundred and eighty (180) days after the effective date of such registration statement or (ii) completion of the distribution contemplated by the registration statement; provided that if the Company shall furnish to GEPT a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company it would be significantly disadvantageous to the Company and its shareholders for such a registration statement to be filed on or before the date filing would be required or to become effective, the Company shall have an additional period of not more than 60 days within which to file (or before which it requests the effectiveness of) such registration statement. Such request shall specify the number of shares of Common Stock proposed to be sold by GEPT and the intended method of disposition. Except as provided herein, no other persons (including the Company) shall be entitled to include any securities in any registration pursuant to this Paragraph 2 without the prior written consent of GEPT, which consent may be withheld for any reason or for no reason. The limitation on the number of registration requests which may be made pursuant hereto is three, provided that if, after the third (or any subsequent) demand registration hereunder, GEPT shall hold shares of Common Stock representing more than 10% of such shares outstanding,





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then GEPT may exercise additional demand rights hereunder until the shares held by it no longer represent more than 10% of the shares outstanding. Notwithstanding the foregoing, the Company shall not be obligated to effect a registration of shares of Common Stock unless the market value of the shares to be registered exceeds $20,000,000.

                 (b) Effective Registration. The Company shall be deemed to have satisfied an obligation to register Common Stock pursuant to Paragraph 2(a) hereof only when a registration statement covering all of the Common Stock specified in the request, for sale in accordance with the method of disposition specified in the request, shall have become effective under the Securities Act and remained effective throughout the shorter of (i) the period during which the distribution contemplated by the registration statement is completed or
(ii) the period during which the Company is required to maintain the registration statement in effect.

                 (c) Underwriting. If GEPT so elects, the offering of Common Stock pursuant to Paragraph 2(a) shall be in the form of an underwritten offering. GEPT shall select the book-running managing Underwriter in connection with such offering and any additional investment bankers and managers to be used in connection with the offering.

                 3. Piggy-Back Registration. If at any time prior to March 1, 2000 the Company proposes to file a registration statement under the Securities Act (other than on Form S-4 or S-8, or any substitute form that may be adopted by the SEC, or filed in connection with an exchange offer or an offering of securities solely to the Company's existing shareholders) with respect to a public offering of Common Stock by the Company (or with respect to an offering by GEPT pursuant to a demand registration under Paragraph 2(a) hereof), then the Company shall offer the Stockholders (or, in the case of a demand registration by GEPT, the Company shall have the right, and shall offer the other Stockholders) the right to register shares of Common Stock for sale in such offering on the same terms as shares to be sold by the Company (or by GEPT, provided that in the case of an offering by GEPT, no other Stockholder shall be entitled to include in the offering a larger percent of the shares held by it than the percent of GEPT's shares included by GEPT in the offering except with GEPT's written consent) (a "Piggyback Registration"), subject to the discretion of the managing Underwriter to limit or exclude shares of Common Stock from the offering if it determines that the inclusion thereof would adversely affect the marketing of the securities to be sold by the Company (or
GEPT) therein; provided, however, that if the managing Underwriter shall impose a limit on the number of shares so included, the number of shares to be included by the Company shall be reduced first, if necessary to zero, and thereafter the number of shares to be included by any Participating Stockholder shall be reduced proportionately based on the number of shares held by the Participating Stockholders respectively. There shall be no limitation on the number of registration requests which may be made pursuant to this Paragraph 3.





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                 4.  Expenses.  The Company shall pay all the expenses incurred in connection with the registration of Common Stock pursuant to a Demand Registration under Paragraph 2 hereof or a Piggyback Registration under Paragraph 3 hereof. The expenses described in the preceding sentence shall include, but not be limited to, all registration and filing fees, printing expenses, and reasonable fees, expenses and disbursements of counsel and accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of a national securities exchange or the Nasdaq National Market, transfer taxes, fees of transfer agents and registrars, costs of securities act liability insurance if obtained by the Company and reasonable fees and disbursements of one counsel for the Participating Stockholder or Stockholders (but not including underwriting discounts and selling commissions applicable to the sale of the Common Stock), whether or not any such registration statement becomes effective, to the extent permitted by applicable law.

                 5. Registration Procedures. Whenever the Company is required to effect the registration of Common Stock pursuant to Paragraph 2 or 3 the Company will use its best efforts to effect the registration in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such registration:

                 (a) Filing of Registration Statement. In connection with a registration pursuant to Paragraph 2, the Company will as expeditiously as possible, and within the period specified in such Paragraph 2, prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Common Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for the period specified in Paragraph 2(a).

                 (b) Filing of Amendments. The Company shall file such amendments and supplements to the registration statement and the related prospectus and take such other action as may be necessary to keep the registration statement effective and to comply with the Securities Act with respect to the disposition of all securities covered by such registration statement.

                 (c) Notice of Amendments. At any time when a prospectus relating to the sale of Common Stock is required to be delivered under the Securities Act, the Company will immediately notify the Participating Stockholders of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Common Stock, such prospectus will





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         not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Participating Stockholders any such supplement or amendment. The Participating Stockholders agree that upon receipt of any notice from the Company of the happening of any event of the kind described in the preceding sentence, the Participating Stockholders will forthwith discontinue the offer and sale of Common Stock pursuant to the registration statement covering such Common Stock until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Participating Stockholders will deliver to the Company all copies, other than permanent file copies then in the possession of the Participating Stockholders, of the most recent prospectus covering such Common Stock at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Paragraph 2(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Participating Stockholders such supplemented or amended prospectus.

                 (d) Copies of Registration Statement. The Company will furnish to the Participating Stockholders two copies each of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus).

                 (e) Stop Orders. After the filing of the registration statement, the Company will promptly notify the Participating Stockholders of any stop order issued or threatened by the SEC and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                 (f) Blue Sky. In connection with a registration pursuant to Paragraph 2, the Company shall (i) take such action under the securities laws of such states as GEPT shall reasonably request and
         (ii) cause such Common Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company; provided, however, that the Company shall not be required (1) to qualify to do business as a foreign corporation in any state where it would not otherwise be required to qualify but for this Paragraph 5(f), (2) to subject itself to taxation in any such state other than taxation arising with respect to the registration of securities or (3) to file any general consent to service of process in any state.





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                 (g)  Further Assurances.  In connection with a registration pursuant to Paragraph 2, the Company will enter into customary agreements (including an underwriting agreement in form reasonably acceptable to the Agent) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Stock.

                 (h) Opinions and Comfort Letters. On the effective date of a registration statement filed in connection with an underwritten offering, the Company will use its best efforts to furnish to the Participating Stockholders a signed counterpart, addressed to the Participating Stockholders, of (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act,
         (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need not express any opinion as to financial statements or financial or statistical information contained therein),
         (C) during the course of such counsel's participation in the preparation of the registration statement, no facts came to the attention of such counsel that caused such counsel to believe that the registration statement, the related prospectus, or any amendment or supplement thereof (other than the financial statements and financial and statistical information) includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (D) to such other effects as may reasonably be requested by the Participating Stockholders, provided, however, in no event shall such counsel be requested to render any opinion to the Participating Stockholders not also requested by the managing Underwriter and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the Participating Stockholders stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to the form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Participating Stockholders may reasonably request; provided, however, in no event shall such accountants be requested to address any matter to the Participating Stockholders not also requested by the managing Underwriter.

                 (i) Earnings Statement. The Company will otherwise comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC's regulations thereunder.





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                 (j)  Securities Exchange Listing.  If and so long as the
         Common Stock is listed or admitted for trading on any national securities exchange or other national market system, the Company will, at its expense, obtain promptly and maintain the approval for listing or admission for trading on each such exchange or system of the shares of Common Stock held by the Stockholders.

                 (k) Indemnification. (i) The Company shall indemnify and hold harmless the Participating Stockholders, each person who under the Securities Act or the Exchange Act is deemed a controlling person of the Participating Stockholders, and their respective shareholders, officers, directors, partners, trustees, employees and agents, against any losses, claims, damages, liabilities or actions to which the Participating Stockholders, their respective controlling persons, or their respective shareholders, officers, directors, partners, trustees, employees or agents, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) shall arise out of, or be based upon, any untrue or allegedly untrue statement of any material fact contained in the registration statement, any related prospectus or preliminary prospectus or any amendment or supplement to the registration statement or any prospectus or preliminary prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse any legal or other expenses reasonably incurred by the Participating Stockholders, their respective controlling persons, and their respective shareholders, officers, directors, partners, trustees, employees and agents, in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Participating Stockholders, their respective controlling persons, or their respective shareholders, officers, directors, partners, trustees, employees or agents, for any losses, claims, damages, liabilities or actions insofar as the same shall arise out of or be based upon any such untrue statement or omission made in reliance upon and in conformity with written information furnished by the Participating Stockholders, their respective controlling persons, or by their respective shareholders, officers, directors, partners, trustees, employees or agents, seeking indemnification hereunder to the Company for use in the registration statement, prospectus, preliminary prospectus, amendment or supplement.





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                 (ii)  Each Participating Stockholder shall similarly indemnify and hold harmless the Company, its controlling persons and their respective shareholders, officers, directors, partners, trustees, employees and agents, against any such losses, claims, damages, liabilities or actions but only insofar as the same shall arise out of or be based upon any untrue statement or omission made in reliance upon and in conformity with written information furnished by such Participating Stockholder to the Company for use in the registration statement, prospectus, preliminary prospectus, amendment or supplement; provided, however, that in no event shall any Participating's Stockholder liability under any provision of this
         Section 5 exceed the amount of proceeds received by such Participating Stockholder.

                 (iii) Each party entitled to indemnification under this Paragraph 5(k) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph 5(k) except to the extent the Indemnifying Party is actually prejudiced thereby. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not (1) include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation and
         (2) provide that such Indemnified Party does not admit any fault or guilt with respect to the subject matter of such claim or litigation; and no Indemnified Party shall consent to entry of any





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         judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

                 (l) Contribution. If the indemnification provided for herein is for any reason unavailable to any Indemnified Party in respect of any losses, claims, damages, liabilities or actions referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative benefits from the offering of the securities received by, and the relative fault in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions of, said Indemnifying Party, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) or underwriting discounts and commissions, as the case may be, received by such party bear to the total proceeds from the offering received by all parties (including underwriting discounts and commissions by the Underwriters). The relative fault of a party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


                 (m) Information. In connection with any registration hereunder, each Participating Stockholder shall furnish to the Company such information regarding such Participating Stockholder and the plan of distribution proposed by such Participating Stockholder as the Company may reasonably request in writing or as shall be legally required in connection with any registration, qualification or compliance referred to herein.

                 (n) Participating Stockholder Action. All actions taken by the Participating Stockholders in connection with a registration pursuant to Paragraph 3 shall be authorized by the holders of a majority of the shares of Common Stock held by Participating Stockholders and included in the registration.





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                 6.  Reports Under the Exchange Act.  With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Stockholders to sell Common Stock to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                 (a) file any reports and other documents required to be filed by it under the Securities Act and the Exchange Act in a timely manner; and

                 (b) furnish to the Stockholders forthwith upon request (i) a written statement by the Company as to whether or not it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) such other information as may be reasonably requested in availing the Stockholders of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                 7. Representations and Warranties. (a) The Company, GEPT and each Stockholder which is not an individual represents as to itself as follows:

                 (i) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and it has full power and authority and has taken all action now necessary to execute and deliver this Registration Rights Agreement, to fulfill its obligations hereunder, and to consummate the transactions contemplated hereby.

                 (ii) The making and performance by it of this Registration Rights Agreement and all documents required to be executed and delivered by it hereunder do not and will not (i) violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it, any provision of its organizational documents or any order or judgment of any court or governmental authority applicable to it or (ii) result in a breach of, or constitute a default under, require any consent under or result in the creation of any lien upon any of its property or assets under, any agreement or other instrument to which it is a party or by which it or any of its property or assets is bound.





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                 (iii)  This Registration Rights Agreement has been duly
         authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.


                 (b) Each Stockholder who is an individual represents as follows:

                 (i) The making and performance by him of this Registration Rights Agreement and all documents required to be executed and delivered by him hereunder do not and will not result in a breach of, constitute a default under, or require any consent under, any agreement or other instrument to which he is a party.

                 (ii) This Registration Rights Agreement constitutes his legal, valid and binding obligation, enforceable in accordance with its terms.

                 8. Assignment of Registration Rights. The right to cause the Company to register the Common Stock may be assigned by GEPT in whole or in part to any transferee or assignee of shares of Common Stock held by GEPT. Within a reasonable time after such transfer or assignment, the Company shall be given a written notice stating the name and address of the transferee or assignee and identifying the Common Stock with respect to which such registration rights are being assigned and the transferee or assignee shall deliver to the Company a written instrument by which transferee or assignee agrees to be bound by the obligations imposed upon the Stockholders by this Registration Rights Agreement. A failure to give written notice to the Company as specified above shall not affect the validity of (or otherwise limit) any such assignment by GEPT of its rights to cause the Company to register the Common Stock. No such assignment shall divest GEPT of its rights hereunder with respect to any shares of Common Stock retained by it. The other Stockholders shall not be entitled to assign any of their rights hereunder.





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                 9.  No Inconsistent Agreements.  The Company will not
hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders in this Agreement.

                 10. Participation in Underwritten Registrations. Each Stockholder agrees that as a condition of its participation in any underwritten registration hereunder it shall (a) agree to sell its securities on the basis provided in any underwriting arrangements entered into in accordance with this Agreement , and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                 11. Amendment of Registration Rights. Any provision of these registration rights may be amended, supplemented or modified (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument duly executed by or on behalf of each of the Company and GEPT.

                 12.  Miscellaneous.

                 (a) Governing Law. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                 (b) Entire Agreement. This Registration Rights Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersede any and all prior discussions or agreements between the parties with respect to the subject matter hereof.

                 (c) Notices, etc. All notices and other communications required or permitted hereunder (collectively, "notices") shall be in writing and shall be mailed by first-class mail, postage prepaid, or sent by telecopy, or sent by private overnight express courier, such as Federal Express, or delivered either by hand or by messenger, addressed to the party at the address or telecopy number set forth below or at such other address or telecopy number as such party shall have furnished to the other party in writing:





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                 If to the Company:

                 IXC Communications, Inc.
                 5000 Plaza on the Lake
                 Suite 200
                 Austin, Texas  78746
                 Attn:  John J. Willingham
                 Telecopy No:


                 with a copy to:

                 Riordan & McKinzie
                 695 Town Center Drive
                 Suite 1500
                 Costa Mesa, CA  92626
                 Attn:  Michael P. Whalen, Esq.
                 Telecopy No:  714-549-3244


                 If to GEPT:

                 c/o GE Investment Corporation
                 3003 Summer Street
                 6th Floor
                 Stamford, CT  06905
                 Attn:  Michael M. Pastore, Esq.
                 Telecopy No.:   (203) 326-4177


                 with a copy to:

                 Dewey Ballantine
                 1301 Avenue of the Americas
                 New York, NY  10019
                 Attention:  E. Ann Gill, Esq.
                 Telecopy:   (212) 259-6333


                 If to any other Stockholder, to the address set forth for such Stockholder on Schedule 1.

All notices shall be deemed to be properly given or made upon actual delivery.

                 (d) Recapitalizations, Exchanges, etc., Affecting the Company's Capital Stock. The provisions of this Registration Rights Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in





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exchange for or in substitution of, any Common Stock owned by the Stockholders.

                 (e) Lock Out Period. During the period of 90 days after the effectiveness of any registration statement requested by GEPT pursuant to
Section 2 hereof, none of the other Stockholders shall initiate or participate in any public offering of shares of IXC Common Stock.

                 (f) Successors and Assigns. This Registration Rights Agreement is binding upon, and inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

                 (g) Titles and Subtitles. The titles of the Paragraphs and subparagraphs of this Registration Rights Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or construction of any provisions of this Registration Rights Agreement.

                 (h) Invalid Provisions. If any provision of this Registration Rights Agreement is held to be illegal, invalid or unenforceable under any present or future law (i) such provision will be fully severable,
(ii) this Registration Rights Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Registration Rights Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Registration Rights Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                 (i) Remedies. The parties hereto acknowledge that irreparable damage would result if this Registration Rights Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Registration Rights Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Registration Rights Agreement or otherwise.

                 (j) Counterparts. This Registration Rights Agreement may be executed in any number of counterparts, each of which shall be an original, all of which together shall constitute one and the same instrument.

                 (k) Effectiveness. This Agreement shall be effective as of the date it is executed and delivered by the Company and GEPT. It shall be effective as to each remaining Stockholder as of the date such Stockholder executes and delivers it to the Company.

                 IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed and delivered by of each party hereto as of the date first above written.

                            IXC COMMUNICATIONS, INC.


                            By: /s/ JOHN J. WILLINGHAM
                                --------------------------------
                            Name: John J. Willingham
                                  ------------------------------
                            Title: Senior Vice President
                                   -----------------------------


                            TRUSTEES OF GENERAL ELECTRIC
                            PENSION TRUST, a New York
                            common law trust



                            By: /s/ MICHAEL M. PASTORE
                                --------------------------------
                            Name: Michael M. Pastore
                                  ------------------------------
                            Title: Vice President
                                   -----------------------------



                            ------------------------------------
                            RICHARD D. IRWIN


                            GRUMMAN HILL INVESTMENTS, L.P.


                            By:
                                --------------------------------
                            Name:
                                  ------------------------------
                            Title:
                                   -----------------------------

                                       ---------------------------------------
                                       RALPH J. SWETT


                                       ---------------------------------------
                                       KENNETH F. HINTHER


                                       ---------------------------------------
                                       JOHN R. FLEMING


                                       ---------------------------------------
                                       JOHN J. WILLINGHAM


                                       TRUST FOR THE RIORDAN & MCKINZIE
                                       PROFIT SHARING AND SAVINGS PLAN
                                       FOR THE BENEFIT OF CARL W. MCKINZIE


                                       ---------------------------------------
                                       By:
                                       Name:


                                       ---------------------------------------
                                       PHILLIP L. WILLIAMS


                                       ---------------------------------------
                                       JOE C. CULP

                                                                     Schedule 1
                                                                     ----------


                               Other Stockholders
                               ------------------


Ralph J. Swett
Kenneth F. Hinther
John R. Fleming
John J. Willingham
 5000 Plaza on the Lake
 Suite 200
 Austin, TX  78746


Richard D. Irwin
 191 Elm Street
 New Canaan, CT  06840


Trust for the Riordan & McKinzie
Profit Sharing and Savings Plan
for the benefit of Carl W. McKinzie
 300 S. Grand Avenue
 29th Floor
 Los Angeles, CA  90071


Phillip L. Williams
 633 West Fifth Street
 Suite 4000
 Los Angeles, CA  90071-2007


Grumman Hill Investments, L.P.
 191 Elm Street
 New Canaan, CT  06840